UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 11, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2010, EnteroMedics Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the License Agreement by and between Mayo Foundation for Medical Education and Research (the “Mayo Foundation”), Rochester, Minnesota, and the Company, effective as of February 3, 2005 (as amended, the “License Agreement”). The Amendment is effective as of February 3, 2010 (the “Effective Date”).

The Amendment extends the Company’s collaboration with the Mayo Foundation pursuant to the License Agreement for a period of two years from the Effective Date. Pursuant to the Amendment, the Mayo Foundation granted the Company certain royalty-bearing, worldwide exclusive and non-exclusive licenses and committed to the joint collaboration between the Company and a designated group of physicians and researchers at the Mayo Clinic for the development and testing of products for the treatment of obesity, including devices that use electrical signaling to block the vagal nerve, and for the treatment of other gastrointestinal diseases, solely using devices that use electrical signaling to block the vagal nerve.

Pursuant to the Amendment, the Company will pay the Mayo Foundation an annual retainer of $100,000 in 2010 and 2011. The Company may also be obligated to pay the Mayo Foundation, contingent upon the occurrence of certain future events, earned royalty payments, including a minimum annual royalty as defined in the License Agreement, for the commercial sale of products developed and patented by the Mayo Foundation, jointly patented by the Company and the Mayo Foundation, or a product where the Mayo Foundation provided know-how as defined by the License Agreement. If no products are patented, the minimum royalty is not due.

The Amendment provides that the Mayo Foundation may, at its discretion, early terminate these extended collaboration obligations commencing on February 3, 2011. In the event of such early termination, all applicable licenses shall continue and shall be fully paid-up and royalty-free and all obligations and payments due after the termination date shall expire. The Amendment also provides that the Company may assign its rights under the License Agreement to a third party only in the event of a sale or transfer of assets relating to the portion of the Company’s business to which the License Agreement pertains; however, in the event of such an assignment, the Mayo Foundation retains sole discretion with respect to whether it will continue its collaboration obligations pursuant to the License Agreement.

Other than through the License Agreement, the Mayo Foundation does not have any material relationships with the Company or its affiliates.

The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 17, 2010, the Company issued a press release announcing the extension of its collaboration with the Mayo Foundation pursuant to the License Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1, effective as of February 3, 2010, to License Agreement between Mayo Foundation for Medical Education and Research and EnteroMedics Inc.

99.1	Press Release dated March 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: March 17, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1, effective as of February 3, 2010, to License Agreement between Mayo Foundation for Medical Education and Research and EnteroMedics Inc.

99.1	Press Release dated March 17, 2010.